Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REED ELSEVIER NV CONSOLIDATED FINANCIAL STATEMENTS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2010 relating to the consolidated financial statements of Reed Elsevier NV and the effectiveness of Reed Elsevier NV’s internal control over financial reporting appearing in the Annual Report on Form 20-F of Reed Elsevier NV and Reed Elsevier PLC for the year ended December 31, 2009.

/s/ DELOITTE ACCOUNTANTS B.V.

Amsterdam, The Netherlands
May 24, 2010